EXHIBIT 4.1






                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated May 15, 2001 on the statement of financial condition and related portfolio of Ranson Unit Investment Trusts, Series 111 as of May 15, 2001 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Experts".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
May 15, 2001